UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 2, 2006

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                          Unregistered Sales of Equity Securities.

On May 2, 2006, GMH Communities Trust (the “Company”) issued 1,817,247 common shares of beneficial interest to Vornado Realty L.P. (“Vornado”) pursuant to the exercise of a Warrant, dated July 27, 2004, as amended (the “Warrant”). The Warrant was issued to Vornado by the Company and its operating partnership, GMH Communities, LP (the “Operating Partnership”), in connection with the Company’s formation transactions (the “Warrant”). Upon closing of the Company’s initial public offering, Vornado exercised a portion of the warrant to purchase 6,666,667 units of limited partnership interest in the Operating Partnership at a price of $7.50 per unit, which represented a 20.972% economic interest in our operating partnership immediately prior to our initial public offering. Under the terms of the Warrant, Vornado was entitled to exercise additional securities under the Warrant, in the form of common shares of the Company or units of limited partnership interest in the Operating Partnership, at Vornado’s election, at any time through May 2, 2006 (the “Exercise Expiration Date”). In addition, under the terms of the Warrant, Vornado was eligible to purchase the additional securities under the Warrant for cash at the then applicable exercise price per share/unit, or to acquire the remaining securities under a cashless exercise feature. The Warrant provided that, to the extent that Vornado did not exercise the remainder of the securities exercisable thereunder prior to the Exercise Expiration Date, then the Warrant would be automatically exercised upon the Exercise Expiration Date for common shares of the Company under the cashless exercise provision of the Warrant. The Warrant was filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 29, 2004, and was sold in accordance with exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Vornado did not provide notice of its intent to exercise the remainder of the Warrant as of the Exercise Expiration Date, and, therefore, the Warrant became automatically exercisable on that date for 1,817,247 common shares of the Company under the cashless exercise provision of the Warrant. The formula for calculating the number of securities issuable to Vornado under the cashless exercise feature is set forth in Section 2.2 (Net Exercise) of the Warrant. If Vornado had exercised the remainder of the Warrant for cash prior to the Exercise Expiration Date, then it would have been eligible to purchase up to 6,085,180 common shares of the Company or units of limited partnership interest of the Operating Partnership, at an exercise price of $8.22 per common share/unit as of May 2, 2006. We have agreed to register for resale all of the common shares issuable upon exercise of the warrant, including common shares that may be issuable upon redemption of units of limited partnership interest of the Operating Partnership previously issued to Vornado under the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2006

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Executive Vice President, General Counsel and Secretary